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Fingerhut Receivables, Inc.                   Fingerhut Master Trust                                                Monthly Report
Certificateholder's Statement                   Series 1994-1                                                               May-96
Section 5.2                                      Class A          Class B           Class C            Class D             Total

(i)   Certificate Amount                     715,900,000.00   92,050,000.00     92,050,000.00     122,728,000.00  1,022,728,000.00
(ii)  Certificate Principal Distributed                0.00            0.00              0.00                                 0.00
(iii) Certificate Interest Distributed         3,536,993.44      478,564.11        510,270.23                         4,525,827.78
Total Distribution per $1,000 Certificate
Certificate Principal Distributed per $1,000      0.0000000       0.0000000         0.0000000
Certificate Interest Distributed per $1,000       4.9406250       5.1989583         5.5434028
(iv) Principal Collections                    59,537,984.75    7,655,358.97      7,655,358.97      10,149,480.75     84,998,183.44
(v)  Imputed Yield Collections                19,845,994.92    2,551,786.32      2,551,786.32       3,383,160.25     28,332,727.81
     Recoveries                                2,312,173.78      297,297.94        297,297.94         395,983.32      3,302,752.99
     Interest Earned on Prefunded Acct.                0.00            0.00              0.00               0.00              0.00
   Total Imputed Yield Collections            22,158,168.70    2,849,084.26      2,849,084.26       3,779,143.57     31,635,480.80
	 Total Collections                    81,696,153.45   10,504,443.23     10,504,443.23      13,928,624.32    116,633,664.24
(vi) Aggregate Amount of Principal Receivables                                                                    1,249,408,587.02
     Invested Amount (End of Month)          715,900,000.00   92,050,000.00     92,050,000.00     122,728,000.00  1,022,728,000.00
     Floating Allocation Percentage              57.2991100%      7.3674858%        7.3674858%         9.8228875%       81.8569690%
     Invested Amount (Beginning of Month)    715,900,000.00   92,050,000.00     92,050,000.00     122,728,000.00  1,022,728,000.00
     Average Daily Invested Amount                                                                                1,022,177,820.70
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                       75.23%  1,253,236,391.70
       30 Days to 59 Days                             7.76%    129,229,430.95
       60 Days to 89 Days                             4.22%     70,282,609.16
       90 Days and Over                              12.79%    213,129,684.21
	  Total Receivables                         100.00%  1,665,878,116.02
(viii) Aggregate Investor Default Amo                           18,321,746.63
       As a % of Average Daily Invested Amount                          18.74%
	(Annualized based on 366 days/year)
(ix)  Certificate Charge-Offs
      Class A                                                            0.00
      Class B                                                            0.00
      Class C                                                            0.00
      Class D                                                            0.00
      Total Certificate Charge-Offs                                      0.00
(x)   Servicing Fee
      Class A                                                    1,193,166.80
      Class B                                                      153,416.55
      Class C                                                      153,416.55
      Class D                                                      204,546.65
	Total Servicing Fee                                      1,704,546.55
(xi)  Pool Factor
      Class A                                                       1.0000000
      Class B                                                       1.0000000
      Class C                                                       1.0000000
(xii) Reallocated Principal Collections
      Class B                                                            0.00
      Class C                                                            0.00
      Class D  ** Everything was reimbursed                      3,500,656.38
	by the end of the fiscal month.
(xiii) Excess Funding Account Balance                                    0.00
       Prefunding Account Balance                                        0.00
(xiv) Class C Trigger Event Occurrence                                   None
      Class C Reserve Amount                                              N/A
Average Net Portfolio Yield                                           13.6203%
Minimum Base Rate                                                      7.8398%
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